EXHIBIT 4.1.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SCOPE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                                COMPOSITECH LTD.
                          COMMON STOCK PURCHASE WARRANT
                      VOID AFTER _________________________

     1 Number and Price of Shares Subject to Warrant. Subject to the terms and conditions herein set forth, ________, his or her designees, successors and assigns (together, the "Warrantholder") are entitled to purchase from Compositech Ltd., a Delaware corporation (the "Company"), at any time or from time to time after the date hereof and on or before _____________________, in whole or in part, (________) fully paid and non-assessable shares of common stock, par value $.01 per share (the "Common Stock" and such number of shares as adjusted as described below, the "Shares"), upon surrender hereof to the Company and upon payment of the Purchase Price as hereinafter defined. The purchase price per Share shall be $______ (as may be adjusted as described below, the "Purchase Price").

     2 Adjustments; Anti-Dilution Provisions.

     2.1. In the event of a change in the capital stock of the Company, such as a stock dividend, stock split or combination or similar recapitalization, the Warrantholder upon exercise hereof shall be entitled to receive, in lieu of the number of shares of Common Stock which he would have been entitled to receive upon exercise at that date had there been no such change, such number of shares of Common Stock as such holder would have received pursuant to such change if the exercise of this Warrant had been effected prior to such change and the Purchase Price shall be adjusted proportionately.

     2.2. In the case of (i) any consolidation or merger of the Company, (ii) any sale or transfer of all or substantially all the assets of the Company, or
(iii) any share exchange whereby the Common Stock is converted into other securities or property, the Warrantholder shall have the right to exercise this Warrant and receive upon such exercise the kind and amount of shares of stock or other securities or property receivable upon the consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to the consolidation, merger, sale, transfer or share exchange.



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     2.3. The Company shall, within a reasonable time period after written request at any time of the Warrantholder, furnish or cause to be furnished to such holder a certificate setting forth adjustments and readjustments regarding
(i) the number of Shares, (ii) the amount, if any, of other property at the time receivable upon the exercise of this Warrant, or (iii) the Purchase Price.

     3 Registration Rights. The Warrantholder shall have registration rights as follows:

     3.1. If prior to ________________ (i) the Company shall file a registration statement to cover a public offering by the Company (other than to employees) or its shareholders of any equity securities, and (ii) the form of such registration statement may be used under the Securities Act of 1933, as amended (the "Act"), to cover a public offering of the Securities (for the purposes of this section 3 "Securities" shall mean the Shares or other securities receivable upon exercise hereof by the Warrantholder), the Company will, at least 20 days prior to filing such registration statement, notify the Warrantholder in writing of its intention to make such filing. If the Warrantholder shall request the inclusion of Securities in such registration statement, the Company will comply with such request at the Company's expense. If Securities are included in a registration statement pursuant to this section 3.1 and the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the Securities concurrently with the securities being registered by the Company would materially adversely affect the distribution of the securities being registered by the Company, the number of Securities included in the public offering shall be reduced, in an amount determined by the managing underwriter, pro rata among the holders of Securities requesting inclusion in the filing.

     3.2. The following provisions shall also be applicable to any such registration statement utilized pursuant to section 3.1 hereof:

     (a) The registered holders whose Securities are to be included therein (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such Sellers) in connection therewith as the Company shall reasonably request in writing. Following the effective date of the registration statement, the Company shall upon the request of any Seller forthwith supply such reasonable number of prospectuses meeting the requirements of the Act as shall be requested by such Seller to permit such Seller to make a public offering of all the Securities of such Seller included therein. The Company shall use its best efforts (i) to keep such registration statement current for a period not exceeding 180 days from the date of effectiveness, as requested by the Sellers; (ii) to qualify such Securities for sale in such states as the Sellers shall


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reasonably designate at the cost and expense of the Company, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; and (iii) to qualify such offering, at the cost and expense of the Company, with the National Association of Securities Dealers, Inc. The Company will furnish each Seller with an opinion of its counsel to the effect that the registration statement and any amendments or supplements thereto, other than the financial statements and notes thereto and other financial and statistical information included therein or omitted therefrom, as to which such counsel need express no opinion, comply as to form in all material respects with the Act and that such counsel does not know or have reason to know of any untrue statement of a material fact or omission of a statement of any material fact required to be stated therein or necessary to make the statements therein not misleading in said registration statement and any amendments or supplements thereto.

     (b) The Company shall indemnify and hold harmless each Seller and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any Securities from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any amendment thereto or any prospectus included therein required to be filed or furnished by reason of this section 3, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such loss, liability, claim, damage or expense is caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Act; provided, however, that the indemnity agreement by the Company set forth in this section 3 with respect to any prospectus which shall be subsequently amended prior to the written confirmation of the sale of any such Securities, shall not inure to the benefit of any Seller or underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities which are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as so amended to such person at or prior to the written confirmation of the sale of such Securities to such person and if the amended prospectus did not contain any untrue statement or alleged untrue statement or omission or


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alleged omission giving rise to such loss, liability, claim, damage or expense.

     (c) Each Seller and underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever) arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such loss, liability, claim, damage or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or underwriter expressly for use therein.

     3.4. Agreement to Lock Up. In connection with any registration of the Company's securities (whether or not a Warrantholder is participating in such registration), upon the request of the Company and the managing underwriter, the Warrantholders shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities other than those included in such registration without the prior written consent of the Company and the managing underwriter for such period of time from the effective date of such registration statement as the Company and the managing underwriter may specify.

     4 No Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. All Shares (including fractions thereof) issuable upon exercise of this Warrant or any part hereof by the holder hereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional Share. If any such conversion results in a fraction, an amount equal to such fraction multiplied by the then current market price (as determined in good faith by the board of directors of the Company) of one Share shall be paid to such holder in cash by the Company.

     5 No Shareholder Rights. This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company.

     6 Reservation of Shares. The Company covenants that during the period this Warrant is exercisable, the Company will


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reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide therefore, including any required amendment to, its Restated Certificate of Incorporation.

     7 Exercise of Warrant.

     7.1. In order to exercise this Warrant, in whole or in part, the Warrantholder shall deliver to the Company (i) a written notice of the Warrantholder's election to exercise this Warrant, specifying the number of Shares to be purchased and designating the Purchase Price to be applied, (ii) cash or a check or checks payable to the order of the Company in an amount equal to the product of the Purchase Price so designated per Share and the number of Shares to be purchased at such time pursuant to the Warrant, and (iii) this Warrant. Except as set forth in section 7.2, upon receipt of such items, the Company shall, as promptly as practicable, and in any event within 20 days thereafter, issue or cause to be issued and delivered to such holder a certificate or, if requested by the holder, multiple certificates representing the aggregate number of full Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as provided in section 4 above. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date that said notice, together with said cash or check or checks and this Warrant, are received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the unpurchased Shares, or such other securities as may become subject to the right to purchase by the holder hereof under the terms hereof, called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

     7.2. All Shares issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery thereof other than any federal, state or local income tax or other tax based upon gross or net income, owed by the Warrantholder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the registered Warrantholder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.



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     8 Optional Redemption. After the Company shall have given to the
Warrantholder sixty days' notice and opportunity to exercise, the Company may redeem this Warrant for $0.01 per Share if at any time twelve months subsequent to the date of this Warrant, the Common Stock has traded for at least the 20 consecutive trading days prior to the giving of notice at or above 200% of the per share Warrant price.

     9 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the holder will execute and deliver, in lieu thereof, a new warrant of like tenor.

     10 Transfer of Warrant. This Warrant and all rights hereunder are transferable upon surrender of this Warrant; provided, however, that (i) such transfer must be effected in accordance with applicable securities laws, (ii) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the portion of the amount of Shares to which the transferee is entitled, and (iii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Upon such surrender, the Company, at the expense of the transferee or transferor hereof, as the transferee and transferor may decide between themselves, will issue and deliver to and on the order of the Warrantholder, a new warrant of like tenor in the name of the new Warrantholder, on payment by the Warrantholder of any applicable transfer taxes, calling in the aggregate for the number of Shares called for by the Warrant surrendered.

     11 Remedies. The Company stipulates that the remedies at law of the Warrantholder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), sent by overnight courier service or mailed by certified or registered mail and shall be deemed to be received on the date of receipt:



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           (a)  If to the Company, to:

                Compositech Ltd.
                120 Ricefield Lane
                Hauppauge, New York 11788-2008
                Attention: Mr. Samuel S. Gross

                with a copy to:

                Patterson, Belknap, Webb & Tyler LLP
                1133 Avenue of the Americas
                New York, New York 10036-6710
                Attention: Edward F. Cox, Esq.

or to such other person or address as the Company shall furnish to the Warrantholder in writing.

           (b) If to the Warrantholder, to:

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or to such other person or address as the Warrantholder shall furnish to the
Company in writing.

     13 Miscellaneous. This Warrant shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     ISSUED as of the _____th day of _____________, _______.


                               COMPOSITECH LTD.



                               By:___________________________
                                  Samuel S. Gross
                                  Executive Vice President




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